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                                                                  Exhibit 10.2.1

                               EASTERN ENTERPRISES
                     Deferred Compensation Plan for Trustees

                                    Amendment

      Pursuant to Paragraph 12 of the Eastern Enterprises Deferred Compensation Plan for Trustees (as amended, the "Plan"), the Plan is hereby amended as follows:

      1. Paragraph 13 ("Miscellaneous") of the Plan is renumbered as Paragraph 14 and a new Paragraph 13 is added to read in its entirety as follows:

      "13.  Changes in the Common Stock

            In the event of a stock dividend, stock split, recapitalization or similar event affecting the Common Stock, the number of Share Units allocated to Share Unit Accounts under the Plan shall be appropriately adjusted. In the event of a merger, consolidation or similar transaction in which Eastern is acquired or ceases to exist (a "transaction"), then:

                  (a) there shall be established under the Plan a new notional investment alternative for amounts allocated to Cash Accounts, under which amounts from time to time allocated by a member to such alternative shall be deemed invested (notwithstanding Section 6.b. above) in one or more (as from time to time specified by the member) money market funds or other mutual funds administered by the Vanguard Group of Investment Companies in lieu of earning a notional interest return; and

                  (b) if the acquiring or surviving entity or an affiliate
            thereof has equity securities that are publicly traded on a national securities exchange or NASDAQ ("successor stock"), each member participating in the Plan for whom a Share Unit Account is maintained may elect to have some portion or all of the balance of such Share Unit Account, determined by assigning to the Share Units allocated to such Account the same value as an Eastern shareholder with an equivalent number of shares of Common Stock would receive in the transaction, either (i) notionally reinvested in successor stock (valued as of its closing price on the date of the transaction), after which references in the Plan to "Common Stock", "Share Units", "Share Unit Account", "Fair Market Value" and related terms shall be construed as referring to the successor stock and units representing that stock, or (ii) allocated to the member's Cash Account (or to a new Cash Account established for the member, if the member has not previously had a Cash Account). If neither the acquiring or surviving entity in a transaction, nor its affiliates, have equity securities that are publicly traded on a national securities exchange or NASDAQ, the balance of each member's Share Unit Account, determined as provided in the preceding sentence, shall be allocated to the member's Cash Account (or to a new Cash Account established for the member, if the member has not previously had a Cash Account).

      In applying subsection (a) above, the Board may establish such reasonable rules as it deems necessary to administer allocations by members among the notional interest and Vanguard funds portions of Cash Accounts; provided, that such rules may not restrict the ability of a member to effectuate notional allocations or reallocations of his or her Cash Account less frequently than quarterly. Upon or following a transaction as hereinabove defined, the provisions of this Paragraph 13 may not be modified in any manner that adversely affects a member's rights hereunder without the written consent of such member."

      2. Renumbered Paragraph 14 (formerly Paragraph 13) of the Plan ("Miscellaneous") is hereby amended by adding thereto the following subparagraph:

            "Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable."

IN WITNESS WHEREOF, Eastern Enterprises has caused this instrument of amendment to be executed by its duly authorized officer as of the 27th day of October, 1999.

                                          EASTERN ENTERPRISES

                                    By:  /s/ J. Atwood Ives
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As approved by the Board of Trustees October 27, 1999